EXHIBIT 23.1

Deloitte

Deloitte AG
  General Guisan-Quai 38
  Postfach 2232
  CH-8022 Zurich

                              Tel: +41 (0) 44 421 60 00
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                              www.deloitte.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-147567 on Form S-l of our report dated March 31, 2008 relating to the consolidated financial statements of Manas Petroleum Corporation (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the preparation of the consolidated financial statements assuming that Manas Petroleum Corporation will continue as a going concern), appearing in this Registration Statement and to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte AG

               ROLAND MÜLLER                    BRIGITTE AUCKENTHALER

Zurich, Switzerland
April 15, 2008

Wirtschaftspriifung. Steuerberatung. Consulting • Corporate Finance                                                                                                                                                                                         Member of
Deloitte Touche Tohmatsu